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                                                                   EXHIBIT 10.15

April 14, 2003


Mr. Steven S. Myers
Ms. Cathy Wood
S M & A
4695 MacArthur Court, 8th Floor
Newport Beach,  Ca.  92660


Attention:  Ms. Wood

      RE:   REVOLVING NOTE DATED APRIL 10, 2003, IN THE ORIGINAL PRINCIPAL
            SUM OF $10,000,000.00 EXECUTED BY S M & A, A CALIFORNIA CORPORATION ("BORROWER") IN FAVOR OF CITY NATIONAL BANK ("CNB").

      This is to confirm that CNB will extend the credit facility more completely described in the enclosed Note, subject to the additional terms and conditions set forth herein. This letter is to confirm that the following additional terms and conditions will apply to the Note. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note (this letter and the Note, collectively, will be called the "Note").

                        A. ADDITIONAL EVENTS OF DEFAULT.

      The following shall constitute additional Events of Default under the
Note:

1. Failure of Borrower to furnish CNB, within the times specified, the following statements:

      1.1 Within forty-five (45) days after the end of each of the first three quarterly accounting periods of each fiscal year, a financial statement consisting of not less than a balance sheet and income statement, reconciliation of net worth and statement of cash flows, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

      1.2 Within one hundred twenty (120) days after the close of each fiscal year, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto;

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      1.3   Prior to the end of each of Borrower's fiscal years, for the next fiscal year, a detailed and comprehensive statement of projected cash flows, a projected balance sheet and a projected income statement, prepared in accordance with FASB 95;

      1.4 Copies of the Federal Income Tax Return, and any amendments thereto and extensions thereof, for Borrower within thirty (30) days after the filing thereof;

      1.5 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

2.    Failure of Borrower to maintain the following:

      2.1 Tangible Net Worth plus Subordinated Debt of not less than $6,750,000.00 commencing 12/31/02 and increasing $1,500,000.00 each quarter thereafter;

      2.2 A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 2.00 to 1.00 through 6/29/03, then decreasing down to 1.75 to 1.00 through 12/30/03, then decreasing down to 1.25 to 1.00 as of 12/31/03;

      2.3   A ratio of Current Assets to Current Liabilities of not less than
            1.00 to 1.00 at all times;

3. Borrower of the Note defaults in the payment or performance of any obligation, or defaults under any provision of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

4. Any sale or transfer of all or a substantial or material part of the assets of Borrower other than in the ordinary course of business, without CNB's prior written consent;

5. Failure of Borrower to pay and discharge all taxes, assessments, governmental charges and real and personal property taxes prior to the date upon which penalties are attached;

6. Failure of Borrower to maintain in full force and effect insurance for its business, including, without limitation, fire, public liability, property damage, and worker's compensation, in amounts, in form and substance, and issued by an insurance company, acceptable to CNB;

7. Borrower creates, incurs, assumes or permits to exist any indebtedness in excess of $1,000,000.00, except indebtedness to CNB, and trade debt incurred in the ordinary course of business, without CNB's prior written consent;

8. Borrower assumes, guarantees, or otherwise becomes liable for the obligation of any person or entity in excess of $250,000.00, except contingent liabilities in favor of CNB, without CNB's prior written consent; or

9. Borrower mortgages, pledges, hypothecates, grants or contracts to grant any security interest of any kind in any of its property or assets to anyone, except CNB, without CNB's prior written consent; or

10. Borrower makes or commits to make expenditures for capital assets (including capitalized lease expenditures and acquisitions) of more than $2,000,000.00 in the aggregate for Borrower and all Subsidiaries in any fiscal year, without CNB's prior written consent.

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                                 B. DEFINITIONS.

      For purposes of the Note, the following terms have the following meanings:

      "CURRENT ASSETS" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of Current Assets, loans to shareholders, management or employees, amounts due from Subsidiaries or affiliates, deferred costs, and other intangible assets.

      "CURRENT LIABILITIES" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied, and shall include without limitation (a) all payments on Subordinated Debt required to be made within one (1) year after the date on which the determination is made; and (b) all indebtedness payable to stockholders, affiliates, Subsidiaries or officers regardless of maturity, unless such indebtedness shall have been subordinated to CNB, on terms satisfactory to CNB.

      "SUBORDINATED DEBT" shall mean indebtedness of Borrower or any Subsidiary, the repayment of principal and interest of which is subordinated to CNB, on terms satisfactory to CNB.

      "SUBSIDIARY" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

      "TANGIBLE NET WORTH" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, any accounts receivable converted to notes receivable, unamortized debt discount, affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principles consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus, (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with generally accepted accounting principles consistently applied; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

      "TOTAL SENIOR LIABILITIES" shall mean, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, less Subordinated Debt.

      "WORKING CAPITAL" shall mean Current Assets minus Current Liabilities.

                       C. ADDITIONAL TERMS AND CONDITIONS.

      The following additional terms and conditions shall also apply to the
Note:

1. FEES. Borrower shall pay to CNB a non-refundable fee equal to .25% of the original principal amount of the Note, due and payable in full upon execution of this letter and the Note, and upon any subsequent renewal.

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2.    ENVIRONMENTAL INDEMNIFICATION.  Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

      Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly of indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.

      Except for documents and instruments specifically referenced herein or in the Note, this letter and the Note constitute the entire agreement of the parties hereto and supersedes any prior or contemporaneous oral or written agreements, understandings, representations, warranties and negotiations, if any, which are merged into this letter and the Note. If you agree to accept the terms of this letter and the Note, please sign the enclosed acknowledgement copy of this letter, as well as the enclosed Note, and return them to City National Bank.

Sincerely,

CITY NATIONAL BANK

/s/ Christine Borrelli

By:   Christine Borrelli
      Vice President

ACCEPTED AND AGREED TO THIS 29 DAY OF APRIL , 2003.

SM&A, A CALIFORNIA CORPORATION

By:  /s/ Cathy L. Wood


Title:  EVP & CFO